Exhibit 23.1

INDEPENDENT  AUDITORS'  CONSENT



Board  of  Directors
Chancellor  Corporation


We consent to the incorporation by reference in Registration Statements nos. 2-97816 and 33-8656 of Chancellor Corporation on Form S-8, as amended, of our report on the consolidated financial statements of Chancellor Corporation and subsidiaries as of December 31, 1998 and for the years ended December 31, 1998 and 1997, dated April 13, 1999 appearing in this Annual Report on Form 10-KSB of Chancellor Corporation for the year ended December 31, 1998.


/S/  METCALF  FRICKE  RICE  &  DAVIS
Atlanta,  Georgia
April  13,  1999